EXHIBIT 10.2

                 JOINT VENTURE AGREEMENT BETWEEN CORPORATIONS TO
              JOINTLY SEEK, CONSTRUCT, AND OPERATE FUEL AND SUPPLY
                         CONCESSION FOR THE PANAMA CANAL

                  AGREEMENT dated this 12th day of December, 1996, between ENVIRONMENTAL REMEDIATION HOLDING CORPORATION (hereinafter referred to as "ERHC"), a Colorado corporation, with offices located 420 Jericho Turnpike, Jericho, New York and CENTRAM MARINE SERVICES, S.A. (hereinafter referred to as "CENTRAM"), a Panama corporation, with offices located at APARTADO 1202 Colon, Rep. De Panama.

                              W I T N E S S E T H :

                  WHEREAS, the parties desire to confirm the existence of a Joint Venture for the purpose of complementing one another in jointly entering a Concession with Texaco to supply fuel oil and supplies to ships going through the Panama Canal and to jointly furnish the funds therefor and to so share the expenses thereof; and

                  WHEREAS, ERHC and CENTRAM desire to operate  such   a   system
in a joint manner; and

                  WHEREAS, ERHC and CENTRAM are both corporations duly qualified
to furnish such marine and fuel services in the area of the    Panama Canal; and

                  WHEREAS, ERHC is    utilizing    local   counsel  in  New York
State and has prepared the within Agreement; and

                  WHEREAS, an amount of Five Million ($5,000,000) U.S. Dollars is estimated as that sum which shall be necessary to acquire the Tugs, Offices, Boats, Letter of Credit, Barges and/or equipment and supplies; and

                  NOW, THEREFORE, the parties agree as follows:
I.  Formation of Joint Venture
                  (a) The parties hereto have agreed and formed, in accordance with the provisions of the Agreement, a Joint Venture, which is hereinafter referred to as the "Joint Venture".
                  (b)  The Joint Venture may conduct business as "ERHC/CENTRAM".

II.  Powers and Purposes of the Joint Venture
                  The Joint Venture is formed for the purposes of (1) leasing or
purchasing   certain  real  property   situated  the  Country  of  Panama;   (2)
constructing buildings and purchasing Tugs, Boats and/or equipment and supplies to be used in connection with the development and maintenance of a fuel and supply concession; (3) borrowing money for the purposes of the Joint Venture and pledging or mortgaging the capital commitments of the parties and all or any part of the Joint Venture properties therefor; (4) obtaining a Letter of Credit
for    Two     Million     Five     Hundred    Thousand,   U.S.D    (2,500,000);
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(5)    selling,     exchanging     or   otherwise disposing of any or all of the
properties of the Joint Venture for cash, stock, securities or any combination thereof upon such terms and conditions as the Parties may from the time determine; and (6) employing such agents, managers, laborers and other employees as may be necessary to carry out the purposes of the said Joint Venture.

III.  Properties
                  (a) The properties of the Joint Venture shall consist of certain real property situated and all equipment necessary for the establishment of a fuel and supply concession together with such other related equipment as shall be necessary to carry out the intent of this Joint Venture, including the easements and rights appurtenant thereto or which may be received in connection with the use of the land, all buildings, fixtures, machinery and equipment to be located on such real property or used in connection with the operations of the Joint Venture in the Country of Panama and all other property, real or personal, tangible or intangible, owned or acquired by the Joint Venture.

IV.  Contributions
                  (a) On the execution of this Joint Venture Agreement, ERHC will apply and has applied for the financing of said Joint Venture in the amount of Five Million ($5,000,000) U.S. Dollars, which includes the procurement of a Letter of Credit for $2,500,000 U.S.D. for Texaco to obtain the necessary fuel for this concession.
                  (b) CENTRAM shall provide any and all documents required by the Government of Panama, the Panama Canal Commission and/or Texaco, including but not limited to all applicable licenses, permits and/or documents necessary to operate said concession.
                  (c) If ERHC does not make such additional investments required of it by paragraph (a), then it shall forfeit all rights to such contributions as have been made by it to the Joint Venture as of such time, and any and all other rights that it shall have in properties of the Joint Venture shall be deemed abandoned by it to the other party which shall assume the liabilities of the Joint Venture.
                  (d) If CENTRAM does not provide the necessary documents to enable the Joint Venture to operate as required by Paragraph (b), then it shall forfeit all rights to such contributions as have been made by it to the Joint Venture as of such time, and any and all other rights that shall have in properties of the Joint Venture shall be deemed abandoned by it to the other party which shall assume the liabilities of the Joint Venture.
                  (e) In the event that the Boards of Directors shall determine that the capital, exclusive of financing, needed by the Joint Venture for the implementation of the fuel and supply concession exceeds $5,000.000 U.S.D., the decision as to the manner in which such excess above $5,000,000 U.S.D. shall be acquired shall be determined by the shareholders of each of the parties to
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the Joint Venture at a duly called meeting of all of said  shareholders.

V.  Allocation of Income and Losses
                  The net income and net losses of the Joint Venture for any fiscal year shall be shared as follow:
                                   51% to ERHC
                                   49% to CENTRUM Marine Services, S.A.

VI.  Term of Agreement
                           This     Joint Venture shall continue for a period of
ten (10) years from the date of this Agreement and shall be renewed for the same time periods as the concession continues, unless it is sooner terminated pursuant to the provisions herein.

VII.  Governing Committee
                  (a) The Board of Directors of ERHC shall select three (3) persons and CENTRAM will select two (2) persons, which three (3) persons who, together with two (2) persons, shall constitute the Governing Committee of the Joint Venture. A vacancy in the Governing Committee caused by death, resignation or removal shall be filled by the Board of Directors that shall have appointed the departed member to the position which has become vacant and by both of the said Boards of Directors if the vacancy shall have occurred in the office of a member appointed by both of said Boards of Directors. A Board of Directors or Boards of Directors which appointed him, as the case may be.
                  (b) The Governing Committee shall conduct the ordinary business operations of the Joint Venture. The Committee shall have authority to appoint a Managing Agent who, subject to its control, shall have the power to execute contracts in the name of the Joint Venture, to appoint and discharge agents and employees, and to take such other steps as shall be necessary to carry out the day to day operations of the Joint Venture.
                  (c) Regular meetings of the Governing Committee may be held without call or notice at such times and places as the Governing Committee at a meeting of all of its members from time to time may fix; other meetings of the Governing Committee may be called by any member thereof either by oral, telegraphic or written notice, not later than the day prior to the date set for such meeting. Such notice shall state the time and place of the meeting and shall be sent to each member at his address as shown on the records of the Joint Venture.
                  (d) At any meeting of the Governing Committee, all of the members shall constitute a quorum. Members of the Committee may be present through telephonic methods. No action of the Governing Committee shall be effective unless authorized by the affirmative vote of a majority of the members thereof.
                  (e) Minutes of the meetings of the Governing Committee shall be kept by an individual designated by the Committee and the said minutes shall be presented to each of the parties hereto for their information.
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VIII.  Termination of Joint Venture
                  (a)  The Joint Venture shall be terminated upon:
                       (i)          the expiration of the term specified in
                                    Article VI hereof;

                      (ii) the occurrence of an event providing for termination in either paragraphs (a) or
                                    (b) Article IV hereof; or

                     (iii)          consent of all of the parties.

                  (b) Upon the termination of the Joint Venture for any reason, its liabilities and obligations to creditors shall be paid from cash on hand, or if such cash on hand is insufficient, then first from the proceeds of the sale of personal property of the Joint Venture, including automobiles, trucks, machinery and equipment and next, from the sale of other properties of the Joint Venture. Any liabilities still remaining shall then be borne in the portion set forth herein, by the parties in accordance with paragraph V hereof. Or, if any assets remain after payment of all liabilities, they shall then be distributed in the following manner, but not to any party who shall be deemed to have abandoned all of its rights in the Joint Venture, to wit:
                  (i) All cash on hand shall first be distributed to each party in an amount equal to the unliquidated balance of its capital account plus the amount of the credit balance of its income account and the remainder, if any, shall be distributed to the said party in accordance with Article V hereof; and

             (ii) All tangible personal property of the Joint Venture shall be segregated and either be distributed in accordance with subparagraph (i) above, or shall be sold and the proceeds thereof shall be distributed in the manner described in subparagraph (i) above; and

            (iii)          All  real  property  and  all   intangible   personal
                           property of the Joint Venture shall be distributed in the manner described in subparagraph (i) above.

                  (c) In the event that a distribution under the terms of this Article shall be other than cash, then the value to be applied to such property shall be its market value as of the termination date, provided, that in the case of real property such market value shall be determined by a competent professional appraiser of real property to be selected by the parties or their legal representatives, as the case may be.

IX.      Fiscal Year; Accounting Basis; Income and Capital
         Account

                  The fiscal year of the Joint Venture shall be the fiscal year of ERHC, a public company. The Joint Venture's books and records shall be kept in the same manner and fashion as ERHC and in accordance with standard accounting procedures. The priority of income distribution after payment of the necessary and ordinary business expenses shall be in payment in satisfaction of the capital contribution/LOAN provided by ERHC under Article IV. Thereafter, the income account of each party shall be credited with its share, if any, of the net income of the Joint Venture for each fiscal year and shall be charged with
(i) its share, if any, of the net loss of the Joint Venture for each fiscal year, and (ii) any amounts distributed to it by the Joint Venture, but only to the
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extent  of the  credit  balance  of its  income  account  before  charging  such distributions. The capital account of each party shall be credited with the capital contributions, if any, made by it under Article IV above, and such account shall be charged with any amounts distributed to it, if any, which pursuant to the preceding sentence, are not properly chargeable to its income account. The balance in a party's capital account at any time shall be referred to as its undistributed capital account.

X.       Banking
                  (a) The funds of the Joint Venture shall be kept in an account designated, or in any other manner which may be agreed upon between the parties, on deposit in a bank designated by the Joint Venture Governing Committee to be drawn upon checks jointly signed by the designees of the Governing Committee or any other duly authorized officer (or representative) of each party.
                  (b) A separate account entitled the ERHC/CENTRAM Working Account may be established by the parties, at such place and in such manner as they shall determine, to be used in the day to day operation of the Joint Venture. All funds in such account shall be subject to the control of the Governing Committee and may be drawn upon checks signed by any two of the members of the Governing Committee or by the Managing Agent acting alone if so authorized by the Governing Committee.

XI.  Transfer Restrictions
                  Without the written consent of the other party, a party shall not sell, assign or transfer all or any part of its interest in the Joint Venture except in accordance with the following procedures:
                  (a)  Initial Offer:
                  The selling party shall first deliver to the other party a written Notice of Intention to sell, offering all (but not less that all) of the interest of the selling party in the Joint Venture at the purchase price and on the terms specified therein, whereupon the other party shall have the right and option for a period of sixty (60) days following receipt of such Notice, to accept the offer made in such Notice, to all of the said interest at the purchase price and upon the terms stated therein. Such acceptance shall be made by delivering a written Notice of Acceptance to the selling party within said sixty (60) day period.
                  (b)  Sale to Outside Purchaser:
                  If an effective acceptance shall not be received pursuant to paragraph (a) above, then the selling party may sell all (but not less than all) of its interest to any outside purchaser, at a price not less than and on terms not more favorable than the price and terms stated in the original Notice of
Intention to sell, at any time during the period of sixty (60) days next following the expiration of the offers required by said paragraph (a); provided, that such transferee shall agree to be bound by the terms of this Article XI.
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                  (c)  Failure to Sell to an Outside Purchaser:
                  If the selling party shall fail to sell all of its interest as contemplated by paragraph (b) above within the sixty (60) day period, then the provisions of the said Article shall continue to apply to such interest as if no Notice of Intention to sell had been originally given in connection therewith.

XII.  Definition
                  For the purposes of this Agreement, the terms net income and net loss shall mean the income (including the gain, if any, resulting from the sale of all or any part of the properties of the Joint Venture) or loss of the Joint Venture as reflected in its books as audited by the accountant or accounting firm servicing the Joint Venture.

XIII.  General Provisions, Miscellaneous
                  (a) All notices, requests, consents and statements hereunder shall be deemed to have been properly given if mailed from by Federal Express, Express Mail or by certified U.S. mail,postage prepaid, or if sent by prepaid telegram, addressed in each case as follows:
                           (i)      If to ERHC, care of:

                                    James A. Griffin, Esq.
                                    420 Jericho Turnpike,
                                    Suite 321
                                    Jericho, New York 11753

                           (ii)     If to CENTRAM, care of:

                                    Charles Briley
                                    c/o CENTRAM
                                    APARTADO 1202 Colon
                                    Rep. De Panama

                  (b) This Agreement shall be deemed a contract made under the laws of the State of New York and together with the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by the laws of such State.
                  (c) Each party agrees to execute and file all such certificates, counterparts, amendments, instruments or other documents as may be required by the laws of the State of New York and by the laws of any other state, county or municipality, to comply with any fictitious or assumed name statutes, and to qualify the Joint Venture for the transaction of business therein.
                  (d) The parties hereto agree to take such further action as shall be necessary to carry out the intention of this Agreement including the execution and filing of such documents and taking such steps as may be required by any appropriate statute or regulation.
                  (e) This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, successors, assigns and legal representatives of the parties hereto.

                  (f) This Agreement may be executed simultaneously in two or more counterparts, all of which together shall constitute one and the same instrument.
                  (g) The headings of Articles are solely for the convenience of reference and if there be any conflict between such headings and the text of this Agreement, the text shall control.

IN WITNESS WHEREOF,

ENVIRONMENTAL REMEDIATION HOLDING CORPORATION

Dated:  December 12, 1996

/s/ Sam L. Bass
------------------------------------
          SAM L. BASS, CEO

/s/ James A. Griffin
------------------------------------
    JAMES A. GRIFFIN, SECRETARY



CENTRAM MARINE SERVICES, S.A.

Dated:  December 12, 1996

/s/  Charles Briley
------------------------------------
       CHARLES BRILEY, PRES.






business.ven\joint3.ven
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